Exhibit 99.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

FIFTH AMENDMENT TO SUPPLY AGREEMENT

This fifth amendment (“Fifth Amendment”) to the Supply Agreement by and between MannKind Corporation (“MannKind”) and Amphastar Pharmaceuticals, Inc. (“Amphastar”), originally dated July 31, 2014 and as previously amended on October 31, 2014 (“First Amendment”), November 9, 2016 (“Second Amendment”), April 11, 2018 (“Third Amendment”), and December 24, 2018 (“Fourth Amendment”) (collectively, the “Agreement”), is hereby made as of the 2nd day of August, 2019, by and between MannKind on the one hand, and on the other hand, Amphastar.

RECITALS

WHEREAS, MannKind and Amphastar entered into the Agreement pursuant to which Amphastar is to manufacture and supply the Product to MannKind, and MannKind is to purchase certain minimum quantities of the Product; and

WHEREAS MannKind and Amphastar have determined it to be mutually beneficial to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, MannKind and Amphastar, hereby agree to amend the Agreement as follows:

1.    Definitions. Unless otherwise defined herein, each of the capitalized terms used in this Fifth Amendment shall have the definition and meaning ascribed to it in the Agreement.

2.    Amendment Fees. In order to compensate Amphastar and its subsidiaries for its unused manufacturing capacity related to 2019 production, MannKind shall make the following payments (in U.S. dollars) to Amphastar France Pharmaceuticals S.A.S., as manufacturer of the API, no later than the dates specified below:

Amount	Payment Due Date
$1,500,000	September 15, 2019
$1,250,000	December 15, 2019

In the event that MannKind fails to make timely payment in full of the Amendment Fees specified in this Section 2, the terms and conditions of the Agreement, as amended by the Fourth Amendment, shall be in full force and effect from and after January 1, 2020; provided, however, that MannKind will still be required to immediately pay in full the Amendment Fees and purchase an additional [***] kg of Purchase Commitment Quantities to be added to the 2020 Purchase Commitment Quantities specified in the Fourth Amendment (i.e., the Purchase Commitment Quantities for 2020 shall become [***] kg).

3.    Amendments to the Agreement. Subject to Section 2 of this Fifth Amendment, the Agreement shall be, and hereby is, amended, as follows:

3.1    Section 6.1 of the Agreement, as amended by the First, Second, and Fourth Amendments, shall be amended and replaced in its entirety with the following:

“6.1    Purchase Commitment and Purchase Price. MannKind shall purchase from Amphastar the minimum quantities of Product (the “Purchase Commitment Quantities”) at the purchase price per gram (the “Purchase Price”) in each calendar year as provided in the table set forth below. This annual Purchase Commitment Quantities will be divided into four (4) equal quarterly commitments (the “Quarterly Commitment’) for purchase commitments in years 2022 - 2026. In the event that MannKind fails to meet the Quarterly Commitment in any given calendar quarter, MannKind shall pay Amphastar for the difference in the amount of the Quarterly Commitment and the actual amount purchased for the corresponding calendar quarter (such difference, the “Payment Commitment Difference”). Amphastar shall issue an invoice and MannKind shall pay the Payment Commitment Difference no later than fifteen (15) business days after the close of the corresponding calendar quarter.

Calendar Year	Purchase Commitment Quantities (kg)	Purchase Price (per gram)	Delivery and Payment
2014	[***]	[***]	Completed

2015	[***]	[***]	Completed

2016	[***]	[***]

2017	[***]	[***]	Completed

2018	[***]	[***]	Completed

2019	[***]	[***]	Completed

2020	[***]	[***]	50% of the Purchase Commitment Quantities shall be purchased in each of the second Quarter and fourth Quarter.

2021	[***]	[***]	50% of the Purchase Commitment Quantities shall be purchased in each of the second Quarter and fourth Quarter.

2022	[***]	[***]	25% of the Purchase Commitment Quantities shall be purchased on a Quarterly basis.

2023	[***]	[***]	25% of the Purchase Commitment Quantities shall be purchased on a Quarterly basis.

2024	[***]	[***]	25% of the Purchase Commitment Quantities shall be purchased on a Quarterly basis.

2025	[***]	[***]	25% of the Purchase Commitment Quantities shall be purchased on a Quarterly basis.

2026	[***]	[***]	25% of the Purchase Commitment Quantities shall be purchased on a Quarterly basis.

All amounts due under this § 6.1 shall be due and payable by MannKind to Amphastar in U.S. dollars, and the conversion of the Purchase Price from euros (EUR) to U.S. dollars shall be made using the exchange rate at the close (Eastern time) of the last business day immediately prior to the shipment date, as reported by the Bloomberg Currency Spot Exchange Rate (http://www.bloomberg.com/guote/EURUSD:CUR), and otherwise in accordance with § 6.2.

(a) The Purchase Price will be subject to an obligatory annual adjustment on January 1 of each calendar year equal to the percentage change in the [***] (the “Index”), where the annual adjustment is calculated using the historical twelve (12) month percentage change of the Index, as of December 1 of the immediate prior year; provided, however, that if the percentage change (either increase or decrease, as applicable) of the Index equals or exceeds [***] percent (i.e., +/- [***]%), the Purchase Price adjustment shall not be obligatory, but instead the Parties shall attempt in good faith to negotiate an adjusted Purchase Price based on such change, which attempted negotiations shall be concluded no later than February 15 of that calendar year.

(b) In addition to any adjustment to the Purchase Price pursuant to §6.1(a), if for causes beyond Amphastar’s reasonable control (including market shortage, market embargo, etc.), Amphastar has incurred any price increase(s) in its aggregate material and service costs (such increased costs measured on a per gram basis of Product, the “Cost Excess”) which are in excess of [***] percent ([***]%) of the Purchase Price in a given calendar year, then the Purchase Price for the next calendar year shall be increased by the percentage increase of the Cost Excess as compared to the aggregate costs for such materials and services during the prior calendar year.

(c) If Amphastar delivers any Product Purchase Commitment Quantities, as defined in the Firm Order Period through a Purchase Order accepted by Amphastar, beyond sixty (60) days after the committed delivery date, then such quantities shall be subject to a [***] percent ([***]%) discount off the Purchase Price.”

3.2    Section 6.2, as amended by the Second Amendment, shall be amended and replaced with the following:

“6.2    Payment. MannKind shall pay Amphastar for the Product within thirty (30) days from the shipment date of the Product. Notwithstanding anything to the contrary, in no event shall any of the Quarterly payments set forth in the table above [Section 6.1 of the Agreement] be payable to Amphastar later than fifteen (15) days after the close of the corresponding Quarter. Amphastar shall submit an invoice electronically to MannKind, Attention: Account Payable, ap@mannkindcorp.com. If any portion of an invoice is disputed then MannKind shall pay the undisputed amount and the Parties shall use good faith efforts to reconcile the disputed amount as soon as practicable.”

3.3    The following sentence in Section 5.1 of the Agreement, as amended in the Second Amendment:

“In calendar year 2017 and 2018, upon delivery to MannKind, Amphastar shall ensure that Product will have a remaining expiry date of not less than two (2) years. In calendar year 2019 and the remainder of the term of the Agreement, Amphastar shall ensure Product will have a remaining expiry date of not less than three (3) years.”

is amended and replaced in its entirety with the following:

“In calendar years 2019, 2020, and 2021, upon delivery to MannKind, Amphastar shall ensure that Product will have a remaining expiry date of not less than three (3) years. In calendar years 2022 and 2023, upon delivery to MannKind, Amphastar shall ensure that Product will have a remaining expiry date of not less than two (2) years. In calendar year 2024 and the remainder of the term of the Agreement, Amphastar shall ensure Product will have a remaining expiry date of not less than three (3) years.”

3.4    Section 4.1 of the Agreement is amended and replaced in its entirety with the following:

“4.1    Raw Materials. Amphastar shall be responsible for obtaining, and shall store at no cost to MannKind, any and all materials required for the manufacture of the Product, in reasonable quantities consistent with MannKind’s designated quantities and orders for the Product. Amphastar shall use and rotate all stock of materials on a first in, first out basis. Amphastar shall conduct on-site quality audits of its inclusion bodies supplier on a regular basis, but shall not be obligated to conduct more than one (1) such audit every calendar year. Amphastar represents, and warrants that Amphastar’s long-term supply agreement with Merck Sharpe & Dohme B.V., combined with the alternate source described below, will provide Amphastar with a sufficient supply of inclusion bodies to support Amphastar’s obligations with respect to the Purchase Commitment Quantities and Purchase Price (without resorting to § 6.1(b)) under this Agreement and covenants that during the term of this Agreement Amphastar shall not unreasonably terminate its sources or amend such supply agreement in a manner that would adversely affect Amphastar’s ability to perform its obligations under this Agreement. If during the term of this Agreement Amphastar intends to qualify an appropriate alternate source of inclusion bodies to supplement or replace its supply from Merck Sharpe & Dohme B.V. then Amphastar must notify MannKind in writing and Amphastar agrees that such change shall not adversely affect Amphastar’s ability to perform its obligations under this Agreement. For the avoidance of doubt, the Parties agree that Amphastar had notified MannKind on April 24, 2018 that Amphastar intends to qualify an alternate source of inclusion bodies. Both parties shall cooperate diligently and in good faith to obtain any and all necessary approvals for the alternate source of inclusion bodies. MannKind agrees that Amphastar’s use of an alternate source of inclusion bodies does not change the Purchase Commitments agreed upon in the table of Section 6.1.”

3.5    Section 10.1 of the Agreement shall be extended until December 31, 2026. All other terms and conditions in Section 10.1 shall remain in full force and effect.

4.    Final Agreement. From and after the execution of this Fifth Amendment, all references in the Agreement (or in the Fifth Amendment) to “this Agreement,” “hereof,” “herein,” “hereto,” and similar words or phrases shall mean and refer to the Agreement as amended by this Fifth Amendment. The Agreement as amended by this Fifth Amendment constitutes the entire agreement by and between the Parties as to the subject matter hereof. Except as expressly modified by this Fifth Amendment, all other terms and conditions of the Agreement shall remain in full force and effect

IN WITNESS WHEREOF, each of MannKind and Amphastar has caused this Fifth Amendment to be executed by their duly authorized officers.

MannKind Corporation	Amphastar Pharmaceuticals, Inc.

By: /s/ Michael Castagna	By: /s/ Jason Shandell
Name: Michael Castagna	Name: Jason Shandell
Title: Chief Executive Officer	Title: President